UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2004

SALEM COMMUNICATIONS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-26497 (Commission File Number)	77-0121400 (IRS Employer Identification No.)

4880 Santa Rosa Road, Camarillo, California (Address of Principal Executive Offices)	93012 (Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      [   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
ITEM 7.01 REGULATION FD DISCLOSURE
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
EXHIBITS
SIGNATURE
EXHIBIT INDEX
Exhibit 99.1

ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 3, 2004, Salem Communications Corporation issued a press release regarding its results of operations for the quarter ended September 30, 2004.

ITEM 7.01     REGULATION FD DISCLOSURE

On November 3, 2004, Salem Communications Corporation issued a press release regarding its results of operations for the quarter ended September 30, 2004.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits. The following exhibit is furnished with this report on Form 8-K:

Exhibit No.	Description

99.1	Press release, dated November 3, 2004, of Salem Communications Corporation regarding its results of operations for the quarter ending September 30, 2004.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION
Date: November 3, 2004
By: /s/ EVAN D. MASYR

Evan D. Masyr
Vice President of Accounting and Corporate Controller

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press release, dated November 3, 2004, of Salem Communications Corporation regarding its results of operations for the quarter ending September 30, 2004.

EXHIBIT 99.1

SALEM COMMUNICATIONS ANNOUNCES STRONG THIRD QUARTER 2004 RESULTS
Third Quarter Same Station Revenue and Same Station Operating Income Increase 10.6% and 22.6%, Respectively

CAMARILLO, CA November 3, 2004 – Salem Communications Corporation (Nasdaq: SALM), the leading radio broadcaster focused on Christian and family themes programming, announced today results for the third quarter ended September 30, 2004.

Commenting on these results, Edward G. Atsinger III, President and CEO said, “Our third quarter 2004 net broadcasting revenue and station operating income growth of 11.0% and 18.8%, respectively, will, once again, significantly exceed the performance of the overall radio industry. This strong performance is fueled by growth at our start-up and developing stations, in particular, our Contemporary Christian Music stations which achieved an increase of 16.5% in net broadcasting revenue and 36.0% in station operating income compared to last year.”

Mr. Atsinger continued, “Additionally, during the quarter we announced a radio station exchange with Univision Communications, Inc. This station exchange presents a unique opportunity for Salem to expand our presence in four attractive major markets – Chicago, Houston, Dallas and Sacramento. This transaction upgrades our station group, offers an opportunity to significantly improve the return from two stations which have been underperforming, and enhances our network business by providing strong anchor affiliates in Chicago and Houston,the third and seventh largest markets in the country, respectively.”

Third Quarter 2004 Results

For the quarter ended September 30, 2004, net broadcasting revenue increased 11.0% to $47.3 million from $42.6 million for the same period last year. The company reported operating income of $11.2 million for the quarter, compared with operating income of $7.6 million for the comparable period in 2003.

The company reported net income of $2.6 million for the third quarter of 2004, or $0.10 per diluted share, compared with net income of $1.5 million, or $0.06 per diluted share, for the same period last year. Net income for the third quarter of 2004 includes the following:

  Gain (net of tax) from discontinued operations of $0.2 million, or $0.01 per diluted share; and

  Loss (net of tax) on disposal of assets of $1.9 million, or $0.07 loss per share. This non-cash charge is due to the write-off of certain property, plant and equipment no longer being used or owned by the company, which was identified by a physical inventory audit performed during the quarter.

Net income for the third quarter of 2003 included the following:

  Loss (net of tax) of $0.4 million, or $0.02 loss per share, from the cancellation of a contemplated debt offering; and

  Gain (net of tax) on disposal of assets of $0.2 million, or $0.01 per diluted share.

Station operating income increased 18.8% to $18.3 million for the third quarter of 2004 from $15.4 million in the corresponding period last year. Station operating income margin increased to 38.7% in the third quarter of 2004 from 36.2% in the third quarter of 2003.

On a same station basis, net broadcasting revenue increased 10.6% to $45.1 million and station operating income increased 22.6% to $18.2 million for the third quarter of 2004 as compared to the third quarter of 2003. Same station results have been favorably impacted by net broadcasting revenue and station operating income growth from the company’s Contemporary Christian Music radio stations and News/Talk radio stations.

EBITDA increased to $11.1 million in the third quarter of 2004 from $10.8 million in the third quarter of 2003. EBITDA for the third quarter of 2004 includes a gain (net of income tax) of $0.2 million from discontinued operations and a loss on disposal of assets of $3.1 million. EBITDA for the third quarter of 2003 included a write-off of $0.7 million from the cancellation of a contemplated debt offering and a $0.3 million gain on disposal of assets. Excluding these items, Adjusted EBITDA increased 26.9% to $14.2 million for the third quarter of 2004 from $11.2 million in the corresponding 2003 period.

Per share numbers for the third quarter results are calculated based on 26,056,807 weighted average diluted shares for the quarter ended September 30, 2004, and 23,583,244 weighted average diluted shares for the comparable 2003 period.

Year to Date 2004 Results

For the nine months ended September 30, 2004, net broadcasting revenue increased 10.8% to $138.2 million from $124.7 million for the same period last year. The company reported operating income of $31.1 million for the nine months ended September 30, 2004, compared with operating income of $19.7 million for the same period last year.

The company reported net income of $3.6 million, or $0.15 per diluted share, compared with a net loss of $2.8 million, or $0.12 loss per share, for the same period last year. Net income for the nine months ended September 30, 2004 includes the following losses (net of tax):

  $1.9 million, or $0.07 loss per share, from the disposal of assets;

  $4.0 million, or $0.16 loss per share, from the early retirement of $55.6 million of the company’s 9.0% senior subordinated notes due 2011; and

  $0.1 million from discontinued operations.

The net loss for the nine months ended September 30, 2003 included the following losses:

  $4.0 million, or $0.17 loss per share, from the early retirement of $100 million of the company’s 9.5% senior subordinated notes due 2007;

  $1.4 million, or $0.06 loss per share, for costs associated with a denied tower site and license upgrade; and

  $0.4 million, or $0.02 loss per share, from the cancellation of a contemplated debt offering.

Station operating income for the nine months ended September 30, 2004, increased 20.9% to $52.8 million from $43.7 million in the corresponding 2003 period. Station operating income margin increased to 38.2% for the nine months ended September 30 2004, from 35.0% in the same period in 2003.

On a same station basis, net broadcasting revenue increased 10.0% to $134.3 million and station operating income increased 24.3% to $53.0 million for the third quarter of 2004 as compared to the same period in 2003.

EBITDA increased to $30.2 million for the nine months ended September 30, 2004 from $22.4 million in the corresponding 2003 period. EBITDA for the nine months ended September 30, 2004 includes a loss of $2.9 million on disposal of assets, a loss of $6.6 million from the early retirement of $55.6 million of the company’s 9.0% senior subordinated notes due 2011, and a loss (net of income tax benefit) of $0.1 million from discontinued operations. EBITDA for the nine months ended September 30, 2003 included a loss of $6.4 million from the early retirement of $100 million of the company’s 9.5% senior subordinated notes due 2007, a loss of $2.2 million for costs associated with a denied tower site and license upgrade, a gain of $0.3 million on disposal of assets, and a loss of $0.7 million write-off from the cancellation of a contemplated debt offering. Excluding these items, Adjusted EBITDA increased 27.5% to $40.1 million for the nine months ended September 30, 2004 from $31.4 million in the corresponding 2003 period.

Per share numbers are calculated based on 25,049,018 weighted average diluted shares for the nine months ended September 30, 2004, and 23,486,033 weighted average diluted shares for the comparable 2003 period.

Station Operating Income (“SOI”) Margin Composition Analysis

The following presentation of the company’s radio station portfolio, which is for analytical purposes only, separates each station into one of four categories based upon third quarter performance. The company believes this analysis is helpful in assessing the portfolio’s financial and operational development.

Three Months Ended September 30, 2003
(Net Broadcasting Revenue and SOI in millions)

		Net Broadcasting
SOI Margin %	Stations	Revenue	SOI	Average SOI%

50% or greater	16	$13.9	$8.4	60.5%
30 to 49%	29	14.5	6.1	41.7%
0 to 29%	32	10.0	1.9	18.7%
Less than 0%	12	1.0	(0.4)	(34.6%	)

Subtotal	89	39.4	16.0	40.5%
Other	—	3.2	(0.6)	(18.5%	)

Total	89	$42.6	$15.4	36.2%

Three Months Ended September 30, 2004
(Net Broadcasting Revenue and SOI in millions)

		Net Broadcasting
SOI Margin %	Stations	Revenue	SOI	Average SOI%

50% or greater	12	$16.2	$10.0	61.7%
30 to 49%	33	14.4	6.0	41.2%
0 to 29%	32	11.0	2.4	22.2%
Less than 0%	21	2.0	(0.4)	(20.3%	)

Subtotal	98	43.6	18.0	41.2%
Other	–	3.7	0.3	8.8%

Total	98	$47.3	$18.3	38.7%

Fourth Quarter 2004 Outlook

For the fourth quarter of 2004, Salem is projecting net broadcasting revenue between $48.5 million and $49.0 million. Net income for the fourth quarter of 2004 is projected to be between $0.13 and $0.15 per diluted share. Salem is projecting station operating income between $18.0 million and $18.5 million for the fourth quarter of 2004.

Fourth quarter 2004 outlook reflects the following:

  Start up costs associated with recently acquired stations in the Atlanta, Chicago, Cleveland, Dallas, Detroit, Honolulu, Houston and Sacramento markets as well as the launch of our new national morning program, Bill Bennett’s “Morning in America™;”

  Costs associated with the introduction of News/Talk programming on our stations in Baltimore, Dallas, Philadelphia, San Antonio and San Francisco;

  The exchange of WZFS-FM in Chicago, IL and KSFB-FM in San Rafael, CA to Univision Communications, Inc. for KOBT-FM in Houston, TX, WIND-AM in Chicago, IL, KOSL-FM Sacramento, CA and KHCK-AM in Dallas, TX;

  Additional marketing investment at our Contemporary Christian Music stations in Atlanta, Dallas and Portland;

  Continued growth from Salem’s underdeveloped radio stations particularly our Contemporary Christian Music radio stations and our News/Talk stations;

  Fourth quarter 2004 revenue growth in the mid to high single digits and same station revenue growth in the high single digits;

  Fourth quarter 2004 overall SOI growth in the low single digits due, to the impact of launch costs associated with recently acquired stations, and same station SOI growth in the low double digits; and

  Additional audit fees associated with the implementation of the requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

Full Year 2004 Outlook

For the full year of 2004, Salem is projecting net broadcasting revenue of between $186.7 and $187.2 million. Salem is projecting station operating income of between $70.8 and $71.3 million for the full year of 2004.

Additionally, for 2004 as a whole, the company expects corporate expenses of approximately $17.3 million. Salem also expects acquisition related / income producing capital expenditures of approximately $12 million and maintenance capital expenditures of approximately $6 million. Acquisition related / income producing capital expenditures include the purchase of an office building in Honolulu that will allow the company to eliminate office rent expense in that market, as well as the upgrade of our radio station signals at WYLL-AM in Chicago, IL and WFSH-FM in Atlanta, GA.

Balance Sheet

As of September 30, 2004, the company had net debt of $274.0 million and was in compliance with all of its covenants under its credit facility and bond indentures. Salem’s bank leverage ratio was 4.6 as of September 30, 2004 versus a compliance covenant of 7.25. Salem’s bond leverage ratio was 5.0 as of September 30, 2004, versus an incurrence covenant of 7.0.

Acquisitions

Since June 30, 2004, Salem has announced the following acquisitions:

  WRMR-AM (1420 AM) in Cleveland, OH for $10.0 million;

  WKAT-AM (1360 AM) in Miami, FL for $10.0 million;

  KAST-FM (92.9 FM) in Astoria, OR (Portland market) for $8.0 million; and

  KGBI-FM (100.7 FM) in Omaha, NE for $10.0 million ($8.0 million cash and $2.0 million promotional consideration).

Additionally, since June 30, 2004, Salem has completed the following acquisitions:

  WDTK-AM (1400 AM) (previously WQBH-AM) in Detroit, MI for $4.8 million;

  KHNR-FM (97.5 FM) (previously KPOI-FM) and KHUI-FM (99.5 FM) in Honolulu, HI for $3.7 million;

  KIIS-AM (850 AM) in Thousand Oaks, CA for $0.8 million; and

  Christianjobs.com, a faith-based Internet job-search business, for $0.4 million ($0.3 million cash and $0.1 million promotional consideration).

Station Exchanges

Since June 30, 2004, Salem has announced the exchange of the following radio stations:

        Stations to be Acquired via Exchange

  WIND-AM (560 AM) in Chicago, IL;

  KOBT-FM (100.7 FM) in Winnie, TX (Houston market);

  KOSL-FM (94.3 FM) in Jackson, CA (Sacramento market);

  KHCK-AM (1480 AM) in Dallas, TX; and

  KGMZ-FM (107.9 FM) in Honolulu, HI.

        Stations to be Divested via Exchange

  WZFS-FM (106.7 FM) in Des Plaines, IL (Chicago market);

  KSFB-FM (100.7 FM) in San Raphael, CA (San Francisco market); and

  KHNR-AM (650 AM) and KHCM-AM (940 AM) in Honolulu, HI.

Salem will host a teleconference to discuss its results today at 5:00 PM Eastern Time. To access the teleconference, please dial (973) 582-2734 ten minutes prior to the start time. The teleconference will also be available via live webcast on the investor relations portion of the company’s website, located at www.salem.cc. If you are unable to listen to the live teleconference at its scheduled time, there will be a replay available through November 10, 2004. This replay can be accessed by dialing (973) 341-3080 or (877) 519-4471, pass-code 5299252 or heard on the company’s website.

Salem Communications Corporation, headquartered in Camarillo, California, is the leading U.S. radio broadcaster focused on Christian and family themes programming. Upon the close of all announced acquisitions, the company will own 103 radio stations, including 66 stations in 24 of the top 25 markets. In addition to its radio properties, Salem owns Salem Radio Network, which syndicates talk, news and music programming to approximately 1,900 affiliated radio stations; Salem Radio Representatives, a national sales force; Salem Web Network, the leading Internet provider of Christian content and online streaming; and Salem Publishing, a leading publisher of Christian themed magazines.

Media Contact:
Denise Davis
Director of Communications
Salem Communications
(805) 987-0400 ext. 1081
denised@salem.cc

Forward Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of recently launched music formats, competition in the radio broadcast, Internet and publishing industries and from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem’s reports on Forms 10-K, 10-Q, 8-K and other filings filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Regulation G

Station operating income, EBITDA and Adjusted EBITDA are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). Station operating income is defined as net broadcasting revenues minus broadcasting operating expenses. EBITDA is defined as net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for the cost of a denied tower site and license upgrade, the loss on early redemption of long-term debt, gain or loss on disposal of assets and the loss from discontinued operations, net of tax. In addition, Salem has provided supplemental information as an attachment to this press release, reconciling these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. The company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provide useful measures of the company’s operating performance.

Station operating income, EBITDA and Adjusted EBITDA are generally recognized by the radio broadcasting industry as tools in measuring performance and in applying valuation methodologies for companies in the media, entertainment and communication industries. Investors and analysts who report on the industry use these measures to provide comparisons between broadcasting groups. Station operating income, EBITDA and Adjusted EBITDA are not measures of liquidity or of performance in accordance with GAAP, and should be viewed as supplements to and not substitutes for, or superior to, the company’s results of operations presented on a GAAP basis such as operating income and net income. In addition, Salem’s definitions of station operating income, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures employed by other companies.

Salem Communications Corporation
Condensed Consolidated Statements of Operations
(in thousands, except share, per share and margin data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2004	2003	2004
		(Unaudited)
Net broadcasting revenue	$42,575	$47,255	$124,709	$138,212
Other media revenue	1,887	2,404	6,042	6,702

Total revenue	44,462	49,659	130,751	144,914
Operating expenses:
Broadcasting operating expenses	27,183	28,971	81,026	85,390
Costs of denied tower site and license upgrade	—	—	2,202	—
Other media operating expenses	1,964	2,029	5,940	6,221
Corporate expenses	3,992	4,285	12,063	12,836
Cost of terminated offering	651	—	651	—
Depreciation and amortization	3,084	3,150	9,179	9,376

Total operating expenses	36,874	38,435	111,061	113,823

Operating income	7,588	11,224	19,690	31,091
Other income (expense):
Interest income	24	27	195	149
Gain (loss) on disposal assets	263	(3,087)	263	(2,906)
Interest expense	(5,470)	(4,482)	(17,706)	(15,518)
Loss on early redemption of long-term debt	—	—	(6,440)	(6,588)
Other expense, net	(129)	(167)	(290)	(404)

Income (loss) before income taxes & discontinued operations	2,276	3,515	(4,288)	5,824
Provision (benefit) for income taxes	820	1,199	(1,498)	2,093

Income (loss) before discontinued operations	1,456	2,316	(2,790)	3,731
Discontinued operations, net of tax	—	244	—	(91)

Net income (loss)	$1,456	$2,560	$(2,790)	$3,640

Basic & diluted income (loss) per share before discontinued operations	$0.06	$0.09	$(0.12)	$0.15
Discontinued operations per share	—	0.01	—	—
Basic & diluted income (loss) per share	0.06	0.10	(0.12)	0.15

Basic weighted average shares outstanding	23,488,463	25,923,093	23,486,033	23,884,849

Diluted weighted average shares outstanding	23,583,244	26,056,807	23,486,033	25,049,018

Other Data:
Station operating income	$15,392	$18,284	$43,683	$52,822
Station operating margin	36.2%	38.7%	35.0%	38.2%

Salem Communications Corporation
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2003	2004

Assets
Cash	$5,620	$5,932
Accounts receivable, net	31,509	30,190
Deferred income taxes	4,754	4,651
Other current assets	4,901	3,504
Property, plant and equipment, net	97,393	101,314
Intangible assets, net	397,131	420,039
Bond issue costs	5,631	3,490
Bank loan fees	3,988	3,615
Fair value of interest rate swap	6,045	4,401
Other assets	3,039	2,746

Total assets	$560,011	$579,882

Liabilities and Stockholders' Equity
Current liabilities	$18,955	$18,027
Long-term debt and capital lease obligations	330,046	279,926
Fair value in excess of book value of debt hedged with interest rate swap	6,045	4,081
Deferred income taxes	28,999	30,425
Other liabilities	4,144	4,270
Stockholders' equity	171,822	243,153

Total liabilities and stockholders’ equity	$560,011	$579,882

Salem Communications Corporation
Supplemental Information

					Projected
	Three Months Ended		Nine Months Ended		Three Months Ending
	September 30,		September 30,		December 31, 2004
	2003	2004	2003	2004	Low	High

	(Unaudited)
	(in thousands)				(in millions)
Capital expenditures
Acquisition related/income producing	$2,547	$3,903	$3,958	$9,098
Maintenance	733	1,052	2,471	4,521

Total capital expenditures	$3,320	$4,955	$6,429	$13,619

Tax information
Cash tax expense	$17	$40	$463	$220
Deferred tax expense	803	1,159	(1,961)	1,873

Provision (benefit) for income taxes	$820	$1,199	$(1,498)	$2,093

Tax benefit of non-book amortization	$2,764	$3,007	$8,290	$8,809

Reconciliation of Same Station Net Broadcasting Revenue to Total Net Broadcasting Revenue
Net broadcasting revenue-same station	$40,744	$45,074	$122,138	$134,349
Net broadcasting revenue-acquisitions/dispositions/format changes	1,831	2,181	2,571	3,863

Total net broadcasting revenue	$42,575	$47,255	$124,709	$138,212

Reconciliation of Same Station Broadcasting Operating Expenses to Total Broadcasting Operating Expenses
Broadcasting operating expenses-same station	$25,907	$26,880	$79,475	$81,326
Broadcasting operating expenses-acquisitions/dispositions/format changes	1,276	2,091	1,551	4,064

Total broadcasting operating expenses	$27,183	$28,971	$81,026	$85,390

Reconciliation of Same Station Station Operating Income to Total Station Operating Income
Station operating income-same station	$14,837	$18,194	$42,663	$53,023
Station operating income-acquisitions/dispositions/format changes	555	90	1,020	(201)

Total station operating income	$15,392	$18,284	$43,683	$52,822

Reconciliation of Station Operating Income to Operating Income
Station operating income	$15,392	$18,284	$43,683	$52,822	$18.0	$18.5
Plus:
Other media revenue	1,887	2,404	6,042	6,702	2.4	2.4
Less:
Cost of denied tower site and license upgrade	—	—	(2,202)	—	—	—
Other media operating expenses	(1,964)	(2,029)	(5,940)	(6,221)	(2.2)	(2.2)
Corporate expenses	(3,992)	(4,285)	(12,063)	(12,836)	(4.5)	(4.5)
Cost of terminated offering	(651)	—	(651)	—	—	—
Depreciation and amortization	(3,084)	(3,150)	(9,179)	(9,376)	(3.4)	(3.4)

Operating income	$7,588	$11,224	$19,690	$31,091	$10.3	$10.8

Reconciliation of Adjusted EBITDA to EBITDA to Net Income
Adjusted EBITDA	$11,194	$14,207	$31,432	$40,063
Less:
Cost of denied tower site and license upgrade	—	—	(2,202)	—
Loss on early redemption of long-term debt	—	—	(6,440)	(6,588)
Cost of terminated offering	(651)	—	(651)	—
Gain (loss) on disposal of assets	263	(3,087)	263	(2,906)
Discontinued operations, net of tax	—	244	—	(91)

EBITDA	10,806	11,364	22,402	30,478
Plus:
Interest income	24	27	195	149
Less:
Depreciation and amortization	(3,084)	(3,150)	(9,179)	(9,376)
Interest expense	(5,470)	(4,482)	(17,706)	(15,518)
(Provision) benefit for income taxes	(820)	(1,199)	1,498	(2,093)

Net income (loss)	$1,456	$2,560	$(2,790)	$3,640